Exhibit 10.2

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (“Agreement”), dated October 18, 2021 (the “Effective Date”), is executed by:

BHCRRE LLC, a Kansas limited liability company (individually, “Fee Owner”), and BHCMC, L.L.C., a Kansas limited liability company (individually, “Manager”, and collectively with Fee Owner, “Borrowers”),

Butler National Service Corporation, a Kansas corporation (“Guarantor”) (hereafter, Borrowers and Guarantor shall sometimes collectively be referred to as “Borrower Parties”); and

Academy Bank, N.A., a national banking association (together with its successors and assigns, "Lender").

RECITALS:

A.

Pursuant to a certain Loan Agreement dated December 17, 2020 (“Loan Agreement”), i) Lender made a $35,000,000 loan made to Fee Owner (individually, the “Fee Loan”) as evidenced by a certain $35,000,000 Promissory Note executed by Fee Owner on or about the date of the Loan Agreement, as amended and restated by a certain $35,000,000 Amended and Restated Promissory Note dated January 15, 2021 (individually, the “Fee Note”); and ii) Lender made a $7,000,000 loan made to Manager (individually, the “Manager Loan”, and collectively with the Fee Loan, the “Loans”) as evidenced by a certain $7,000,000 Promissory Note executed by Manager on or about the date of the Loan Agreement, as amended and restated by a certain $7,000,000 Amended and Restated Promissory Note dated January 15, 2021 (individually, the “Manager Note”, and collectively with the Fee Note, the “Original Notes”). All capitalized terms not expressly defined in this Agreement shall have the same meanings provided for such terms as defined in the Loan Agreement.

B.

All Borrowers’ obligations under the Loans and Original Notes have been guaranteed by Borrower, Fee Owner and Manager pursuant to certain Continuing Unlimited Guaranty instruments executed by such entities on or about December 17, 2020 (collectively, the “Guaranties”).

C.

Borrower Parties have requested that Lender modify and amend the Original Notes and all other “Loan Documents” (as defined in the Loan Agreement) as necessary to advance additional principal under the Manager Loan to Manager and to modify certain covenants, terms and conditions contained in the Loan Agreement and other Loan Documents.

D.	Lender is willing to modify and amend the Original Notes and other Loan Documents as requested by Borrower Parties subject to, and conditioned upon, the terms and conditions of this Agreement.

MODIFICATIONS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES:

Now therefore, in consideration of the foregoing Recitals, the covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, intending to be legally bound:

1.    RECITALS.

The Recitals contained above form a material and integral part of this Agreement, are fully binding upon the parties hereto, and are incorporated herein by reference.

2.    DEFINITIONS.

All capitalized terms not expressly defined in this Agreement shall have the same meanings provided for such terms as defined in the Loan Agreement.

3.    CURRENT LOAN BALANCES.

Borrower Parties acknowledge and agree that as of the Effective Date, and prior to any advance of additional principal under the Loans to be made by Lender pursuant to this Agreement, a) the total unpaid principal balance under the Fee Note is $33,541,670.00, and b) the total unpaid principal balance under the Manager Note is $5,949,997.00. Borrower Parties acknowledge the accuracy of such principal balances after accounting for all advances made by Lender under the Original Notes and all Loan-related payments received by Lender prior to the Effective Date.

4.    CONDITIONS PRECEDENT TO MODIFICATION OF LOANS.

The effectiveness of this Agreement and its enforceability against Lender are expressly subject to, and conditioned upon, satisfaction of all the following terms and conditions (“Conditions Precedent”):

4.1         Receipt and Application of October, 2021 Monthly Payments. a) On October 13, 2021, Lender shall have received payment in full of the monthly payment of principal and interest under the Fee Note that is due October 17, 2021, with such payment to be applied by Lender as required according to the terms of the Fee Note. b) On October 15, 2021, Lender shall have received payment in full of all accrued and unpaid interest under the Manager Note as of such date, with such payment to be applied by Lender as required according to the terms of the Manager Note.

4.2         Execution and Delivery of Modification Documents. Lender shall have received, in form and content acceptable to Lender, a) this Agreement, duly executed by all Borrower Parties; b) a Second Amended and Restated Promissory Note in the amount of $13,949,997.00 duly executed by BHCMC (individually, the “2nd A&R Manager Note”), which instrument shall amend and restate in its entirety the Manager Note; c) a Second Amended and Restated Promissory Note in the amount of $33,541,670.00 duly executed by BHCRRE (individually, the “2nd A&R Fee Note” and collectively with the 2nd A&R Note, the “2nd A&R Notes”), which instrument shall amend and restate in its entirety the Fee Note; and d) a Modification of Mortgages and Assignment of Leases duly executed by BHCRRE and BHCMC (“Mortgage Modification”). The 2nd A&R Notes shall constitute amendments and restatements of, and not novations of, the Original Notes.

4.3         Delivery of Agreement and Good Standing Certificates. Borrower shall deliver to Lender a) this Agreement, duly executed by all Borrower Parties; b) resolution or consent instruments, in form and content reasonably acceptable to Lender, that confirm the due authorization and execution of this Agreement by each Borrower Party; and c) current certificates issued by the State of Kansas that confirm each Borrower Party is in good standing the applicable laws of such State.

4.4      No Default. Lender shall have confirmed to its reasonable satisfaction that as of the Effective Date, there is no Event of Default or any fact or circumstance which, with the passage of time, would constitute an Event of Default.

4.5       Payment of Expenses. Lender shall have received from Borrower Parties payment of all costs and expenses incurred by Lender in this transaction, including but not limited to attorneys’ fees, title insurance endorsement premiums and closing costs.

4.6      Title Policy Endorsements. Lender shall have received Modification Endorsements to its title insurance policies a) insuring the Mortgage and Leasehold Mortgage as modified in accordance with this Agreement without any exceptions to coverage not appearing in the original title insurance policies, and b) increasing the face amount of the original title policy insuring the Mortgage to include an additional advance of principal in the amount of $8,000,000 under the 2nd A&R Manager Note (the “Additional Advance”).

4.7        KRGC Approval Letter. Lender shall have received, in form and content reasonably acceptable to Lender, a letter or other writing duly executed by the Kansas Racing and Gaming Commission that approves a) the Additional Advance, b) this Loan Modification Agreement, including the related notes and mortgages to be executed by Borrower pursuant hereto, and c) Butler National Service Corporation’s purchase and acquisition from BHC Investment Company, L.C. (“BHC”) of BHC’s entire membership and equity interest in BHCMC (the “Buyout Transaction”) for a total purchase price of $15,000,000 (“Buyout Price”) as described in Manager’s Summary of Sale and Purchase Agreement for Preferred Membership Units in BHCMC L.L.C. submitted to the KRGC on September 9, 2021.

4.8         Participation Documents and Funds. Lender’s receipt of documentation confirming that all other lenders owning participation interests in the Loans have approved the modification of the Loans in accordance with this Agreement and have funded to Lender their respective pro rata portions of the Additional Advance.

4.9        Buyout Closing Documentation. Lender shall have received, in form and content reasonably acceptable to Lender, a) copies of membership conveyance documents, officer and director resignations and such other documentation executed by Guarantor and BHC that confirm closing of the Buyout Transaction with Guarantor being the sole remaining member of BHCMC; and b) a settlement statement and such other documentation reasonably required by Lender to confirm i) the Buyout Price has been funded by Guarantor through a $13,000,000 book-entry loan made by BHCMC to Guarantor and a $2,000,000 book-entry loan made by Butler National Corporation to Guarantor; and ii) payment in full of the Buyout Price and all costs and expenses incurred in connection with the Buyout Transaction and the modification of the Loans pursuant to this Agreement.

4.10       Additional Advance Fee. Lender shall have received from Borrowers payment in full of a $56,000 fee (“Additional Advance Fee”). The Additional Advance Fee shall be paid solely as independent consideration for Lender making the Additional Advance in accordance with this Agreement and proceeds from such fee shall not be applied to principal or interest under either Loan.

5.    ADDITIONAL ADVANCE AND LOAN MODIFICATIONS.

Upon satisfaction of all Conditions Precedent as reasonably determined by Lender, a) Lender shall make the Additional Advance under the 2nd A&R Manager Note, the purpose of which is to partially finance the aforementioned $13,000,000 book-entry loan made by BHCMC to Guarantor; and b) the following terms and conditions of this Agreement shall control, and the Original Notes, Loan Agreement and all other Loan Documents shall be deemed modified and amended as necessary to give full force and effect to the following terms and conditions, with all such modifications and amendments to be in full force and effect as of the Effective Date unless otherwise provided below:

5.1          2nd A&R Fee Note. All indebtedness under the Fee Loan shall be evidenced by the 2nd A&R Fee Note in the full place and stead of the Fee Note. Any and all references to the Fee Note contained in the Loan Agreement, Mortgage, Leasehold Mortgage, Assignment of Leases, Guaranties, and all other Loan Documents are hereby modified and amended as necessary to refer to the 2nd A&R Fee Note.

5.2         2nd A&R Manager Note. All indebtedness under the Manager Loan shall be evidenced by the 2nd A&R Manager Note in the full place and stead of the Manager Note. Any and all references to the Manager Note contained in the Loan Agreement, Mortgage, Leasehold Mortgage, Assignment of Leases, Guaranties, and all other Loan Documents are hereby modified and amended as necessary to refer to the 2nd A&R Manager Note.

5.3         Loan Documents. Any and all references to the term “Loan Documents” contained in the Loan Agreement, Mortgage, Leasehold Mortgage, Assignment of Leases, Guaranties and all other Loan Documents shall include a) this Agreement, b) the A&R Fee Note and A&R Manager Note in the full place and stead of the Fee Note and Manager Note, respectively, and c) the Mortgage Modification.

5.4         Security. The Loan Agreement, Mortgage, Leasehold Mortgage, Assignment of Leases, Guaranties and all other Loan Documents that secure the Loans are hereby modified and amended as necessary to secure i) all Borrower’s obligations under this Agreement; and ii) all Borrower’s obligations under the 2nd A&R Notes, including but not limited to Borrower’s obligation to repay the Additional Advance. Nothing contained in the A&R Notes, Mortgage Modification or this Agreement is intended alter, modify or adversely affect in any way the perfection or priority of any lien, security interest, assignment or pledge originally granted as security for the Original Notes, and all such liens, security interests, assignments and pledges shall continue to secure the Loans as hereafter evidenced by the 2nd A&R Notes.

5.5          Combined DSCR Covenant. The first sentence contained in Article VI.6.a) of the Loan Agreement is struck in its entirety and replaced with the following:

“Borrowers shall achieve a minimum Combined DSCR (as hereafter defined) of 1.30:1.00 on a trailing twelve (12) month basis.”

5.6          Liquidity Covenant. Article VI.6.c) of the Loan Agreement is struck in its entirety and replaced with the following:

         “c)         Liquidity Covenant. On a combined basis, Borrowers shall maintain at all times i) a minimum aggregate sum of $1,500,000.00 of unrestricted cash equity on deposit in the Fee Owner’s Academy Account and the Manager’s Academy Account through and including December 31, 2022, and ii) commencing January 1, 2023, and continuing thereafter, Borrowers shall maintain at all times a minimum aggregate sum of $2,000,000.00 of unrestricted cash equity on deposit in the Fee Owner’s Academy Account and the Manager’s Academy Account (the “Combined Liquidity Level”). If Borrowers fail to maintain the minimum Combined Liquidity Level at any time, Borrowers shall cause an unrestricted cash equity contribution to be made into one or both of the Fee Owner’s Academy Account and the Manager’s Academy Account in an aggregate sum that will satisfy the Combined Liquidity Level (“Liquidity Cure Contribution”). Liquidity Cure Contributions shall be made not later than 4:30 PM on the tenth (10th) day following the date of Lender’s notice to Borrowers that Borrowers failed to maintain the minimum Combined Liquidity Level (“Liquidity Cure Date”). Borrowers’ obligation to maintain the minimum Combined Liquidity Level and to obtain Liquidity Cure Contributions when and as required herein is hereafter referred to as the “Liquidity Covenant”.”

5.7         Distribution Covenant. Article VI.6.d) of the Loan Agreement is struck in its entirety and replaced with the following:

        “d)         Distribution Covenant. Until the Loans have been repaid in full, Borrowers shall not make any payment, transfer any asset, nor grant any other consideration to any of their members, owners or other equity interest-holders that represents or constitutes a distribution, dividend, return on equity, return of equity, or other payment of equity or profit (any such payment, asset or other consideration being hereafter referred to as a “Distribution”). Notwithstanding the foregoing, nothing contained herein shall prevent Borrowers from making i) payments to BNSC in accordance with the Management Services Agreement and Management Subordination; ii) a one-time Distribution in order to consummate the acquisition by Butler National Service Corporation, a Kansas corporation, of the membership interest in Manager held by BHC Investment Company, L.C., a Kansas limited liability company; and iii) quarterly Distributions to their members solely for the purpose of such members making quarterly estimated tax payments as provided in Section 4.1(b)(ii) of the Amended and Restated Limited Liability Company Operating Agreement of BHCMC, LLC, provided the amount of such tax-related Distributions are approximately equal to the bona fide estimated tax liability for income earned from the Business for such quarterly periods. Borrowers’ obligation to refrain from making Distributions as required herein is hereafter referred to as the “Distribution Covenant”.”

5.8         Agency Fee. Commencing on the first (1st) anniversary of the Loan Agreement and continuing thereafter, the annual Agency Fee payable under the Loan Agreement shall be $48,000.00.

6.  FURTHER DOCUMENTS. Borrower Parties shall execute any and all other documents and do all other acts and things reasonably required by Lender to: a) give effect to the provisions of this Agreement and all other Loan Documents, as modified or restated by this Agreement; b) provide record no‐tice of the modifications to the Loan Documents provided for herein; and/or c) create, perfect, and/or modify the liens and security interests granted to Lender under this Agreement and the other Loan Documents.

7.  RATIFICATION BY BORROWER. Borrowers hereby: a) confirm that this Agreement and the Loan Documents have been duly authorized, executed, and delivered to Lender and are valid, binding, and enforceable in accordance with their terms (as modified by this Agreement); b) reaffirm, ratify, and incorporate herein by reference all terms and conditions of i) the Original Notes, as amended and restated by the A&R Notes; and ii) the Loan Agreement and all other Loan Documents, as modified by this Agreement; c) renew all warranties, representations, and agreements set forth in the Loan Documents; and d) confirm Borrowers’ continued liability under the Loan Documents without defense or offset.

8.  CONSENT OF GUARANTORS. Borrower Parties, in their capacities as guarantors of the Loans, hereby consent to all terms and conditions of this Agreement. The modification and restatement of the Original Notes and other Loan Documents as provided herein shall not constitute any defense to Borrower Parties or otherwise adversely affect in any way any of Lender’s rights and remedies under the Guaranties or any other Loan Document binding upon Borrower Parties, as modified hereby. Borrower Parties confirm and agree that they are each liable for all Borrowers’ obligations under the Loans pursuant to their respective Guaranties, including but not limited to Borrowers’ obligation to repay the Loans, and all other obligations presently and hereafter incurred under the A&R Notes and any other Loan Document, as modified herein. All terms and conditions of the Guaranties are hereby reaffirmed, ratified, and incorporated herein by reference.

9.  MODIFICATION OF TERMS; CONTINUED EFFECT. The Loan Agreement and all Loan Documents other than the Notes are hereby modified in all respects necessary to give full force and effect to the provisions of this Agreement. In all other respects, the Loan Agreement and all Loan Documents other than the Notes shall remain in full force and effect as originally written or pre‐viously modified. All of Lender's liens, security interests, priorities, rights, and remedies under the Loan Documents shall continue in full force and effect as security for the Loans following the modification and increase thereof by this Agreement and the A&R Notes. If any terms of the Loan Documents conflict with the terms of this Agreement, this Agreement shall control. All references in any Loan Document to any other Loan Document shall hereafter be construed to refer to such other Loan Document as modified by this Agreement.

10.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

Borrower Parties represent, warrant and covenant to Lender as follows: a) The individuals executing this Agreement have full right, title and authority to execute this Agreement and to bind Borrower Parties to all their respective obligations. b) Borrower Parties’ execution and performance of this Agreement will not conflict with, nor result in a breach or violation of, any other agreement, law or order binding upon them. c) All necessary consents, votes, and other approvals required to make this Agreement binding and enforceable against Borrower Parties have been obtained. d) This Agreement represents a valid and binding contract of Borrower Parties, enforceable in accordance with its terms. e) Each Borrower Party is in good standing in the State of Kansas. f) There has been no change in the articles of organization or operating agreements of either Borrower since copies of such documents were provided to Lender on or about the date of closing of the Loans. g) There has been no change in the articles of incorporation or bylaws of Guarantor since copies of such documents were provided to Lender on or about the date of closing of the Loans. h) As of the date of this Agreement, each Borrower Party is solvent and able to pay its debts when and as they become due in the ordinary course of business. i) the full and timely fulfillment of the obligations being undertaken by the Borrower Parties under this Agreement, including but not limited to repayment of the Additional Advance, will not render any Borrower Party insolvent or unable to pay its debts when and as they become due in the ordinary course of business. j) Borrower Parties waive, to the fullest extent permitted by applicable law, any and all rights any of them may have, either directly as a debtor in possession or through a trustee in bankruptcy, to set aside all or any portion of this Agreement or any other Loan Document as a fraudulent conveyance or fraudulent transfer under any bankruptcy, federal or state law, including but not limited 11 U.S.C § 548.

11.  NO CLAIMS OR DEFENSE AGAINST LENDER.

Borrower Parties represent and warrant that, after due investigation, they have no claims against Lender as of the date of this Agreement, and they know of no defense, setoff, or counterclaim of any kind or nature whatsoever against Lender pertaining directly or indirectly to the Loans, this Agreement, or any other document relating to this Agreement. For the sole consideration of the modification of the Loans as requested by Borrower Parties, the sufficiency of which is hereby acknowledged, Borrower Parties hereby release and forever discharge Lender, and its past and present shareholders, directors, officers, employees, agents, counsel, and assigns (collectively, the “Released Parties”), and waive all claims and defenses arising from and against, all rights, claims, and causes of action, known or unknown, now existing, whether discovered hereafter or not, including but not limited to those related to the Loans which arise from any action or inaction by Lender that occurred on or before the date of this Agreement. Borrower Parties further warrant and represent that Lender has no obligation to further extend or modify the Loans or to loan any additional funds to Borrower except as may be expressly provided otherwise in this Agreement. Borrower Parties acknowledge and agree that Lender is specifically relying upon the representations, warranties, waivers and releases contained in this section, and that these representations, warranties, waivers and releases constitute a material part of the consideration to Lender without which Lender would not increase and modify the Loans as provided herein.

11.  MISCELLANEOUS.

a) This Agreement shall be binding on, and inure to the benefit of, the parties successors and assigns. b) Headings are inserted into this Agreement for convenience only and shall not be considered in construing any provision. c) This Agreement may not be amended, nor any of its provisions waived, without the written consent of Borrower Parties and Lender. d) Time shall be of the essence of this Agreement. e) The provisions of this Agreement are separable. If any judgment is hereafter entered holding any provision of this Agreement to be invalid or unenforceable, then the remainder of this Agreement shall not be affected by such judgment, and the remaining terms of this Agreement shall be carried out as nearly as possible according to its original terms. f) The term “person” includes but is not limited to, natural persons, corporations, partnerships, trusts, limited liability companies, joint ventures, and/or other legal entities. g) No inference in favor of, or against, any person shall be drawn from the fact that such person has drafted all or any part of this Agreement or any other Loan Document. h) The term “modified” means amended, changed, extended, renewed, altered, terminated, or canceled. i) This Agreement may be executed in counterparts, with such counterparts comprising one agreement upon execution of one or more counterparts by each party hereto.

12.  NO ORAL AGREEMENTS.

This Agreement and all the Loan Documents collectively constitute the written credit agreement which is the final expression of the credit agreement among Borrower Parties and Lender.

This Agreement and all the Loan Documents may not be contradicted by evidence of any prior oral credit agreement or of a contemporaneous oral credit agreement among Borrower Parties and Lender.

The following space (which Borrower Parties and Lender agree is sufficient space) is provided for the placement of nonstandard terms, if any:

__________________________________________________

____________________[None]________________________

Borrower Parties and Lender affirm that there is no unwritten oral credit agreement among Borrower Parties and Lender with respect to the subject matter of this Agreement and the other Loan Documents.

As used in this section, the term "this writing" is deemed to include this Agreement and all Loan Documents.

13.   CHOICE OF LAW; VENUE.

This Agreement shall be deemed to have been executed and shall be performed in the State of Kansas and shall be governed by its laws. Borrower Parties and Lender hereby irrevocably agree that Lender may bring any suit, action, or other legal proceedings arising out of this Agreement in courts having jurisdiction in Shawnee County, Kansas, Ford County, Kansas, or the County and State in which any portion of the Premises or Collateral is located, whether local, state, or federal. Borrowers and Lender hereby consent to the jurisdiction of such courts and waive any rights to request a change of venue or a removal to another court.

14.   WAIVERS OF JURY TRIAL.

Borrower Parties and all endorsers, sureties, or guarantors hereby irrevocably and severally: a) waive the right to a trial by jury in any action or proceeding brought by any party in connection with this Agreement, any Loan Document, or any modification thereof; b) have made this waiver knowingly, intentionally, and voluntarily; c) acknowledge no reliance upon any oral or written statements made by Lender or on Lender's behalf, other than those contained herein, either to induce this waiver of trial by jury or to modify or nullify its effect; d) acknowledge reading and understanding the meaning and ramifications of this waiver provision; and e) agree to take all such actions as may be required by applicable law to allow this waiver to be enforceable. By executing this Agreement, Lender waives the right to a trial by jury in any action or proceeding brought by any party in connection with this Agreement.

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In witness whereof, the undersigned have executed this Agreement, intending it to be fully binding and effective as of the Effective Date.

BORROWER PARTIES:

Fee Owner:

BHCRRE LLC,

a Kansas limited liability company

By: /s/ Clark D. Stewart

Print Name: Clark D. Stewart

Title: CEO

Manager:

BHCMC, L.L.C.,

a Kansas limited liability company

By: /s/ Clark D. Stewart

Print Name: Clark D. Stewart

Title: CEO

Guarantor:

Butler National Service Corporation,

a Kansas corporation

By: /s/ Clark D. Stewart

Print Name: Clark D. Stewart

Title: CEO

LENDER:

Academy Bank, N.A.

By: /s/ Josh Walter

Print Name: Josh Walter

Title: Portfolio Manager